UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 5, 2025

CAPRICOR THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34058	88-0363465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10865 Road to the Cure, Suite 150, San Diego, California (Address of principal executive offices)	92121 (Zip Code)

(858) 727-1755

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	CAPR	The Nasdaq Capital Market

Item 7.01	Regulation FD Disclosure.

On December 5, 2025, the Company issued a press release announcing the pricing of the Offering (as defined below). A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any of the Company’s filings under the Exchange Act, unless expressly set forth as being incorporated by reference into such filing.

Item 8.01	Other Events.

On December 5, 2025, Capricor Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Piper Sandler & Co. and Oppenheimer & Co. Inc. as representatives of the underwriters (the “Underwriters”), pursuant to which the Company agreed to sell and issue, in a public offering (the “Offering”), an aggregate of 6,000,000 shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”), to the Underwriters at a public offering price of $25.00 per share. The gross proceeds to the Company from the Offering are expected to be approximately $150 million before deducting underwriting discounts and commissions and offering expenses. In addition, under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to 900,000 additional shares of Common Stock at the public offering price less underwriting discounts and commissions. The Company intends to use the net proceeds from the Offering for the continued development of its product candidates, manufacturing of its product candidates, working capital and general corporate purposes.

The Offering is being made pursuant to the Company’s registration statement on Form S-3 (File No. 333-290179) that was filed with the Securities and Exchange Commission on September 10, 2025 and declared effective on September 23, 2025, and a prospectus supplement dated December 5, 2025. The Offering is expected to close on or about December 8, 2025, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this report and is incorporated by reference herein. A copy of the opinion of Sidley Austin LLP, counsel to the Company, relating to the shares of Common Stock to be issued in the Offering is attached as Exhibit 5.1 to this report.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated December 5, 2025, by and between the Company and Piper Sandler & Co. and Oppenheimer & Co. Inc.
5.1	Opinion of Sidley Austin LLP
23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)
99.1	Press Release, titled “Capricor Therapeutics Announces Pricing of $150 Million Public Offering of Common Stock”, dated December 5, 2025.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPRICOR THERAPEUTICS, INC.

Date: December 5, 2025	By:	/s/ Linda Marbán, Ph.D.
Linda Marbán, Ph.D.
Chief Executive Officer

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